Exhibit 5.4

CONSENT

February 18, 2026

I, Adam Wheeler, C. Eng., Eur Ing., FIMMM, consent to the public filing of the technical report titled

Report 43-101 Technical Report On The Mineral Resources Of The Sulitjelma Project, Norway, dated February 20, 2025 (as amended and restated on September 12, 2025) with an effective date of May 20, 2025, prepared by Adam Wheeler, B.Sc., M.Sc., C.Eng., Eur Ing., FIMMM dated September 12, 2025 (the “Technical Report”)

by Blue Moon Metals Inc. (the “Issuer”), and the information derived from the Technical Report, as well as to the reference to my name, in each case where used or incorporated by reference in the Issuer’s Registration Statement on Form F-10, including in the Annual Information Form filed as Exhibit 4.1 thereto, being filed with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Adam Wheeler, C. Eng., Eur Ing., FIMMM
Adam Wheeler, C. Eng., Eur Ing., FIMMM

CONSENT

February 18, 2026

I, Adam Wheeler, C. Eng., Eur Ing., FIMMM, consent to the public filing of the technical report titled

Report 43-101 Technical Report On The Mineral Resources Of The Nussir And Ulveryggen Projects, Norway, dated January 24, 2025 (as amended and restated on September 12, 2025) with an effective date of January 20, 2025, prepared by Adam Wheeler, B.Sc., M.Sc., C.Eng., Eur Ing., FIMMM dated September 12, 2025 (the “Technical Report”)

by Blue Moon Metals Inc. (the “Issuer”), and the information derived from the Technical Report, as well as to the reference to my name, in each case where used or incorporated by reference in the Issuer’s Registration Statement on Form F-10, including in the Annual Information Form filed as Exhibit 4.1 thereto, being filed with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Adam Wheeler, C. Eng., Eur Ing., FIMMM
Adam Wheeler, C. Eng., Eur Ing., FIMMM